UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.__)

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

TRACON Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐Fee paid previously with preliminary materials

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 19, 2023

This year’s Annual Meeting of Stockholders (the “Annual Meeting”) of TRACON Pharmaceuticals, Inc. (the “Company” or “TRACON”) will be held on April 19, 2023, at 8:00 a.m. Pacific time at the Company’s corporate headquarters located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122 for the following purposes, each as more fully described in the accompanying Proxy Statement:

1.	To elect the three “Class II” directors named in the Company’s Proxy Statement to hold office until the Company’s 2026 Annual Meeting of Stockholders and until a successor is elected and qualified;
2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
3.	To indicate, on an advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers;
4.	To approve an amendment to the Company’s certificate of incorporation to increase its authorized shares of common stock from 40,000,000 to 60,000,000;
5.

To approve, in accordance with applicable rules of the Nasdaq Stock Market, the issuance of shares of our common stock upon the potential future exercise of certain outstanding warrants held by Opaleye L.P. and its affiliates that would result in Opaleye L.P. and its affiliates owning in excess of 19.99% of the shares of our common stock outstanding immediately after giving effect to such exercise;

6.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Company’s Proxy Statement related to the Annual Meeting.

Only stockholders of record at the close of business on February 21, 2023 will be entitled to notice of, and to vote at, the Company’s Annual Meeting and at any adjournments or postponements thereof. Such stockholders are cordially invited to attend the Company’s Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on April 19, 2023 at 8:00 a.m. Pacific time at the Company’s corporate headquarters located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122.

The proxy statement and annual report to stockholders are available at https://materials.proxyvote.com/89237H.

BY ORDER OF THE BOARD OF DIRECTORS

Dr. Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer

San Diego, California

March 8, 2023

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE TRACON PHARMACEUTICALS, INC. ANNUAL MEETING OF STOCKHOLDERS IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE QUESTION “HOW DO I VOTE?”, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR PROXY CARD. THIS WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

TRACON Pharmaceuticals, Inc.

4350 La Jolla Village Drive

Suite 800

San Diego, CA 92122

(858) 550-0780

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 19, 2023

Your proxy is being solicited by the Board of Directors (the “Board”) of TRACON Pharmaceuticals, Inc. (the “Company”, “TRACON”, “we”, “our” or “us”) and this Proxy Statement contains information related to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 8:00 a.m. Pacific Time at the Company’s corporate headquarters located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, or any adjournments or postponements thereof, for the purposes described herein. The Board has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Board for use at the Annual Meeting. This Proxy Statement was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 8, 2023, which is also the approximate date on which the Notice of Annual Meeting and any printed copies of this Proxy Statement and accompanying proxy cards were first sent or made available to stockholders.

Proposals	Page	Board Recommendation
Proposal 1: Election of Directors (“Election of Directors Proposal”)	7	For each director nominee
Proposal 2: Advisory approval of the compensation of the Company’s named executive officers (“Say-on-Pay Proposal”)	18	For
Proposal 3: Advisory vote on the frequency of shareholder advisory votes on executive compensation (“Say-on-Frequency Proposal”)	19	For One Year
Proposal 4: Charter Amendment – Increase authorized common stock from 40,000,000 to 60,000,000 (“Authorized Share Increase Proposal”)	34	For
Proposal 5: To approve, in accordance with the applicable rules of the Nasdaq Stock Market, the issuance of shares of our common stock to Opaleye L.P. and its affiliates upon exercise of certain outstanding warrants such that Opaleye L.P. and its affiliates would own in excess of 19.99% of the shares of our common stock outstanding immediately after giving effect to such exercise (“Nasdaq Stockholder Approval Proposal”)	36	For
Proposal 6: Ratification of the selection by the Board of Directors and its Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Auditor Ratification Proposal”)	38	For

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	What is the purpose of the Annual Meeting?

You will be voting on each of the following items of business: (i) Proposal 1, the Election of Directors Proposal, for the election of the three “Class II” directors named herein for a term expiring in 2026; (ii) Proposal 2, the Say-on-Pay Proposal, for the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement; (iii) Proposal 3, the Say-on-Frequency Proposal, for the indication, on an advisory basis, of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers; (iv) Proposal 4, the Authorized Share Increase Proposal, for the approval of an amendment to the Company’s certificate of incorporation to increase its authorized shares of common stock from 40,000,000 to 60,000,000; (v) Proposal 5, the Nasdaq Stockholder Approval Proposal, for the approval, in accordance with applicable rules of the Nasdaq Stock Market (“Nasdaq”), of the issuance of shares of our common stock upon the potential future exercise of certain outstanding warrants held by Opaleye L.P. and its affiliates that would result in Opaleye L.P. and its affiliates owning in excess of 19.99% of the shares of our common stock outstanding immediately after giving effect to such exercise; (vi) Proposal 6, the Auditor Ratification Proposal, for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and (vii) any other business that may properly come before the Annual Meeting.

2.	Who is soliciting the proxies?

The Board is soliciting the proxies for the Annual Meeting.

3.	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we have elected to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for fiscal year 2022 (the “2022 Annual Report”), to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we have mailed you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice (or a similar notice sent to you by your broker) will instruct you as to how you may access and review all of the proxy materials on the Internet as well as how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. We intend to mail the Notice on or about March 8, 2023 to all stockholders of record entitled to vote at the Annual Meeting.  Please note that, while our proxy materials are available at the website referenced in the Notice, no other information contained on the website is incorporated by reference in or considered to be a part of this Proxy Statement or the 2022 Annual Report.

4.	Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after March 18, 2023.

5.	How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet; and
•	instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

6.	Who is entitled to vote?

Only holders of record of outstanding shares of the Company’s common stock at the close of business on February 21, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 23,822,542 shares of our common stock outstanding. Each share of common stock is entitled to one vote.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting, Monday through Friday between the hours of 9:00 a.m. and 4:00 p.m. Pacific Time at our corporate headquarters located at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122. If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a “stockholder of record.” As a stockholder of record, you may vote in person at the Annual Meeting (subject to satisfying the admission criteria) or vote by proxy for the matters before our stockholders as described in this Proxy Statement. Whether or not you plan to attend the Annual Meeting, we urge you to vote by Internet or telephone as described in these materials or, if you received a proxy card by mail, to promptly fill out and return the proxy card to ensure your vote is counted.  If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted.

7.	What does it mean to beneficially own shares in “street name”?

If, on the Record Date, your shares were held in an account at a broker, bank, trust, or other agent (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account and you are invited to attend the Annual Meeting; however, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting for the matters before our stockholders as described in this Proxy Statement unless you request and obtain a valid legal proxy from your broker giving you the right to vote the shares at the meeting.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Proposals 1 (Election of Directors Proposal), 2 (Say-on-Pay Proposal), 3 (Say-on-Frequency Proposal) and 5 (Nasdaq Stockholder Approval Proposal) are considered non-routine matters. The New York Stock Exchange (“NYSE”) has advised us that Proposal 4 (Authorized Share Increase Proposal) and Proposal 6 (Auditor Ratification Proposal) are considered routine matters. For a discussion of why NYSE has advised us on our proposals when we are listed on Nasdaq, please refer to the footnote in Q&A 12 (“What vote is needed to approve each of the proposals?”) below.

8.	How do I vote?

If you are a stockholder with shares registered in your name, you may vote for the matters before our stockholders as described in this Proxy Statement by one of the following methods:

•

Vote via the Internet.  Go to the web address www.proxyvote.com and follow the instructions for Internet voting. You will be asked to provide the company number and control number from the Notice. If you vote via the Internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.

•	Vote by Telephone. Dial 1-800-690-6903 and follow the instructions for telephone voting. You will be asked to provide the company number and control number from the Notice.
•

Vote by Proxy Card Mailed to You.  If you do not wish to vote via the Internet or by telephone, you may request printed materials, which will include a proxy card.  After receiving the printed materials, please complete, sign, date and mail the proxy card in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.  If you vote via the Internet or by telephone, please do not mail a proxy card.

•	Vote In Person. Come to the Annual Meeting and we will give you a ballot when you arrive.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in this Proxy Statement and confirm that your voting instructions have been properly recorded.

If your shares are held in “street name”, you should have received a Notice containing voting instructions from your broker rather than from us. Simply follow the voting instructions provided by your broker to ensure that your vote is counted.  Your broker may vote your shares on the Authorized Share Increase Proposal (Proposal 4) and the Auditor Ratification Proposal (Proposal 6), but will not be permitted to vote your shares with respect to the other proposals described in this Proxy Statement unless you provide instructions to your broker as to how to vote your shares for those items.

Votes submitted via the Internet or by telephone for the matters before our stockholders as described in this Proxy Statement must be received by 11:59 p.m. Eastern Time on April 18, 2023.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

9.	What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.

10.	Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless you actually vote in person at the Annual Meeting. For shares you beneficially hold in street name, you may change your vote by submitting new voting instructions to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

11.	How are the votes counted?

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that a majority of all of our outstanding shares of stock entitled to vote - whether present in person or represented by proxy - constitutes a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum. At the close of business on the Record Date, there were 23,822,542 shares of our common stock outstanding and entitled to vote. Therefore, the holders of 11,911,272 shares must be present in person or represented by proxy at the Annual Meeting to have quorum.

A “broker non-vote” occurs when your broker submits a proxy card for your shares of common stock of the Company held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions (e.g., because it is considered a non-routine matter).

For Proposal 1 (Election of Directors Proposal), you may either vote “FOR” the nominees to the Board or you may “WITHHOLD” your vote for the nominees. You may vote for “ONE YEAR,” “TWO YEARS” or “THREE YEARS” or “ABSTAIN” from voting on Proposal 3 (Say-on-Frequency Proposal). With respect to the other proposals, you may vote “For” or “Against” or you may abstain from voting.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you submit an executed proxy card and no instructions are indicated, the shares will be voted as recommended by the Board.

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal 1 (Election of Directors Proposal), votes “For,” “Withhold” and, if applicable, broker non-votes, for Proposal 3 (Say-on-Frequency Proposal), votes for “ONE YEAR,” “TWO YEARS” or “THREE YEARS”, abstentions and, if applicable, broker non-votes and, with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Because our Bylaws provide for a plurality vote standard for Proposal 1 (Election of Directors Proposal), only votes “FOR” a director will materially affect the outcome of the vote. Where only the Board’s nominees are included in Proposal 1, a “WITHHOLD” vote will have no effect; a director nominee only requires a single vote to be elected under the plurality standard.

Abstentions will be counted towards the vote total and have the same effect as “AGAINST” votes for Proposals 2 (Say-on-Pay Proposal), 4 (Authorized Share Increase Proposal) and 6 (Auditor Ratification Proposal). For Proposal 3 (Say-on-Frequency Proposal), abstentions will be counted towards the vote total and will have the same effect as votes “AGAINST” each of the proposed voting frequencies. For Proposal 5 (Nasdaq Stockholder Approval Proposal), abstentions are not treated as votes cast and, therefore, will have no effect.

Broker non-votes will have no effect and will not be counted towards the vote total for Proposals 1 (Election of Directors Proposal), 2 (Say-on-Pay Proposal), 3 (Say-on-Frequency Proposal) and 5 (Nasdaq Stockholder Approval Proposal). We do not anticipate broker non-votes for Proposal 6 (Auditor Ratification Proposal) because this proposal is considered a “routine” matter under NYSE rules and, therefore, brokers will have the discretion to vote on such matters absent a beneficial owner’s instructions to the contrary. We do not anticipate broker non-votes for Proposal 4 (Authorized Share Increase Proposal) because this proposal is considered a “routine” matter under NYSE rules; however, to the extent there are broker non-votes for Proposal 4, such broker non-votes will be counted as votes “AGAINST” Proposal 4 because of the vote required for approval of such proposal.

12.	What vote is needed to approve each of the proposals?

Under the Bylaws, at any meeting of stockholders for the election of directors at which a quorum is present, the directors shall be elected by the vote of a plurality of the votes cast. All other matters require the affirmative vote of the holders of a majority of the shares present in person or by proxy, unless otherwise required by applicable law, rule or regulation or the Company’s charter documents. The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors Proposal (defined above)	Nominees receiving the most “For” votes; “Withhold” votes will have no effect.	Not applicable	No effect
2	Say-on-Pay Proposal (defined above)	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Against	No effect
3	Say-on-Frequency Proposal (defined above)	The frequency receiving the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Against each of the proposed voting frequencies	No effect
4	Authorized Share Increase Proposal (defined above)	“For” votes from the holders of a majority of the outstanding shares entitled to vote on the matter.	Against	Against(1)
5	Nasdaq Stockholder Approval Proposal (defined above)	“For” votes from a majority of the total votes cast on the proposal.	No effect	No effect
6	Auditor Ratification Proposal (defined above)	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.	Against	Not applicable(1)

(1) NYSE has advised us that this proposal is considered to be a “routine” matter under NYSE rules. Although our shares are not listed with NYSE, NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent would have discretionary authority under NYSE rules to vote your shares on this proposal. Given such discretionary authority, we do not anticipate broker non-votes for this proposal.

13.	Is cumulative voting permitted for the election of directors?

No. You may not cumulate your votes for the election of directors.

14.	How do I attend the Annual Meeting?

The Annual Meeting will be held on April 19, 2023 at 8:00 a.m. Pacific time at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122. Directions to the Annual Meeting may be found at www.traconpharma.com. The information on our website is not incorporated by reference into this Proxy Statement or our 2022 Annual Report.

Admission to the Annual Meeting is limited to TRACON stockholders and a member of each attending stockholder’s immediate family or their named representatives. For stockholders of record, upon your arrival at the meeting location, you will need to present identification to be admitted to the meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our Record Date stockholder list. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. For stockholders holding shares in street name, in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the Record Date. Cameras and electronic recording devices are not permitted at the Annual Meeting.

15.	How does the Board recommend that I vote?

THE BOARD RECOMMENDS THAT YOU VOTE:

•	“FOR” PROPOSAL 1, THE DIRECTOR ELECTION PROPOSAL;
•	“FOR” PROPOSAL 2, THE SAY-ON-PAY PROPOSAL;
•	IN FAVOR OF “ONE YEAR” FOR PROPOSAL 3, THE SAY-ON-FREQUENCY PROPOSAL;
•	“FOR” PROPOSAL 4, THE AUTHORIZED SHARE INCREASE PROPOSAL;
•	“FOR” PROPOSAL 5, THE NASDAQ STOCKHOLDER APPROVAL PROPOSAL; AND
•	“FOR” PROPOSAL 6, THE AUDITOR RATIFICATION PROPOSAL.

16.	Who pays the costs of the proxy solicitation?

The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and other stockholders of the Company may solicit proxies personally, by telephone or by other means of communication, without receiving additional compensation. The Company, if requested, will also pay brokers and other fiduciaries that hold shares of common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

17.	Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, the Company is not aware of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

18.	Is it possible that the Annual Meeting may be postponed?

The meeting may be adjourned or postponed, if needed, as provided by the Bylaws and pursuant to Delaware law. Unless a new record date is fixed, your proxy will still be valid and may be voted at any adjourned or postponed meeting. You will still be able to change or revoke your proxy until it is voted at the reconvened or rescheduled meeting.

19.	Where can I find the voting results of the Annual Meeting?

We intend to announce the preliminary voting results at the Annual Meeting and publish the final results in a Current Report on Form 8-K within four business days of the Annual Meeting, unless final results are unavailable in which case we will publish the preliminary results in such Current Report on Form 8-K. If final results are not filed with our Current Report on Form 8-K to be filed within four business days of the Annual Meeting, we intend to file the preliminary results on a Current Report on Form 8-K within four business days of the Annual Meeting, and the final results will be published in an amendment to our Current Report on Form 8-K within four business days after the final voting results are known to us.

20.	How do I make a stockholder proposal or nominate an individual to serve as a director for the annual meeting of stockholders occurring in 2024?

The Bylaws state the procedures for a stockholder to bring a stockholder proposal or nominate an individual to serve as a director of the Board. The Bylaws provide that advance notice of a stockholder’s proposal or nomination of an individual to serve as a director must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the

120th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., December 21, 2023), nor later than the close of business on the 90th day prior to the anniversary of the previous year’s annual meeting of stockholders (i.e., January 20, 2024). However, the Bylaws also provide that, in the event that the date of the annual meeting is changed by more than 30 days from the previous year’s annual meeting as specified in the Company’s notice of meeting, this advance notice must be given not earlier than the 120th day, nor later than the close of business on the later of the 90th day, prior to the date of such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company.

In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board. As such, you are advised to review the Company’s Bylaws for such additional requirements about advance notice of stockholder proposals and director nominations. A copy of the full text of the provisions of the Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

Under SEC rules, stockholders who wish to submit proposals for inclusion in the proxy statement for the annual meeting of stockholders to be held in 2024 must submit such proposals so as to be received by the Company at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, on or before November 9, 2023; provided, however, that in the event that the Company holds the annual meeting of stockholders to be held in 2024 more than 30 days before or after the one year anniversary date of the Annual Meeting, the Company will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q, or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the additional requirements of Rule 14a-19(b) of the Exchange Act. Such proposals also must comply with SEC regulations under Rule 14a-8 and Rule 14a-19 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON APRIL 19, 2023

This Proxy Statement and the 2022 Annual Report are both available at https://materials.proxyvote.com/89237H.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to future events. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions. For a nonexclusive list of major factors which could cause the actual results to differ materially from the predicted results in the forward-looking statements, please refer to the “Risk Factors” in Part I, Item 1A of the 2022 Annual Report and in our subsequently filed periodic reports on Form 10-Q and Form 8-K.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, three “Class II” directors (Carol Lam, J.D., Martin A. Mattingly, Pharm.D., and J. Rainer Twiford, J.D., Ph.D.) are at the end of their previously-approved term. The Nominating and Corporate Governance Committee has unanimously nominated Ms. Lam, Dr. Mattingly, and Dr. Twiford for re-election to the Board as “Class II” directors to fill such seats and to hold office until the Company’s 2026 Annual Meeting of Stockholders and until a successor is elected and qualified or, if sooner, until the director’s death, resignation or removal. Each of Ms. Lam, Dr. Mattingly, and Dr. Twiford is currently a director of the Company who was previously elected by the stockholders.

Ms. Lam, Dr. Mattingly, and Dr. Twiford have indicated that they are willing and able to serve as directors. If the Board’s nominees decline to serve or become unavailable for any reason, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating and Corporate Governance Committee of the Board may seek out potential candidates who meet the criteria for selection as a Board nominee and have the specific qualities or skills being sought, and one or more of such candidates may be appointed as directors as appropriate and in accordance with the Company’s organizational documents. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company, if any.

The nominees for election as the “Class II” directors will be elected by a plurality of the votes cast, meaning that the three nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the matter will be elected. Consequently, where only the Board’s nominees are included in this proposal, a “WITHHOLD” vote will have no effect; a director nominee only requires a single vote to be elected under the plurality standard. You do not have the option to abstain from this proposal. Stockholders do not have cumulative voting rights in the election of directors. NYSE has advised us that this proposal is considered a “non-routine” matter under NYSE rules and, therefore, if you do not return voting instructions to your broker by its deadline, this will result in a broker non-vote, which will have no effect on this proposal.

CLASS II DIRECTOR NOMINEES

Pursuant to duly authorized action under our Bylaws, the authorized number of members of the Board has been set at eight. With regard to any vacancies, the Nominating and Corporate Governance Committee of the Board may seek out potential candidates who meet the criteria for selection as a Board nominee and have the specific qualities or skills being sought, and one or more of such candidates may be appointed as directors as appropriate and in accordance with the Company’s organizational documents. The following individuals have been nominated for reelection as the “Class II” directors at the Annual Meeting:

Carol Lam, J.D.

Ms. Lam has served as a member of our Board since October 2021. Since July 2018, Ms. Lam has served as a consultant to Qualcomm Incorporated, complementing her experience from February 2007 until July 2018 as Senior Vice President and deputy General Counsel of Qualcomm Incorporated, a multinational corporation specializing in wireless telecommunications systems and a leader in 5G technology, where she dealt with complex tax, antitrust and intellectual property issues in China, as well as global matters involving intellectual property, privacy, employment, and antitrust laws. Ms. Lam worked closely with the company’s government affairs team in building relationships in other countries to create positive business environments for the company’s products. From September 2002 until February 2007, Ms. Lam served in an executive role in the government as the presidentially-appointed, Senate-confirmed United States Attorney for the Southern District of California, leading an office of more than 120 attorneys charged with enforcing federal criminal and civil laws. From December 2000 until September 2002, Ms. Lam was a Superior Court Judge and, prior to that, an Assistant U.S. Attorney in the Southern District of California. Past honors include the Health and Human Services Inspector General’s Award for Exceptional Achievement; the U.S. Attorney General’s Award for Distinguished Service and the U.S. Department of Justice award for Superior Performance as an Assistant United States Attorney; California’s Top 100 Attorneys and California’s Top 75 Women Litigators (Los Angeles Daily Journal); Outstanding Attorney of the Year by the San Diego County Bar Association; the National Asian Pacific American Bar Association’s Trailblazer Award; and Legal Momentum’s Women of Achievement Award. Ms. Lam serves on the boards of Stanford University (Audit Committee Chair), the La Jolla Symphony & Chorus (Audit Committee Chair), the National Association of Former U.S. Attorneys, and Stanford Women on Boards. Ms. Lam received her B.A. in Philosophy from Yale University and her J.D. from Stanford Law School.

Our Board and our Nominating and Governance Committee believe that Ms. Lam’s extensive experience as a public company executive and her global perspective on technology development acquired through her service as deputy General Counsel for Qualcomm and as United States Attorney for the Southern District of California provides her with the qualifications and skills to serve on our Board.

Martin A. Mattingly, Pharm.D.

Dr. Mattingly has served as a member of our Board since December 2014. Since February 2012, Dr. Mattingly provides consulting services through his company, Mattingly Biotech Consulting. Previously, Dr. Mattingly served as the Chief Executive Officer of Trimeris, Inc., a biopharmaceutical company, from November 2007 until January 2012 following its merger with Synageva BioPharma Corp in November 2011. He also served on the board of directors of Trimeris, Inc. from November 2007 until November 2011. He has been a director of OncoGenex

Pharmaceuticals, Inc., a biopharmaceutical company, since June 2010 and currently serves on the board of directors of Achieve Life Sciences, Inc. From 2005 to 2007, Dr. Mattingly served as President and Chief Executive Officer of Ambrx, Inc., a biopharmaceutical company. From 2003 to 2005, Dr. Mattingly served as Executive Vice President of CancerVax, Inc., a pharmaceutical company, and as Chief Operating Officer from June 2005 to September 2005. From 1996 to 2003, Dr. Mattingly provided senior leadership in various management positions at Agouron Pharmaceuticals, Inc. and Pfizer, Inc., a pharmaceutical company. From 1983 to 1996, Dr. Mattingly held various positions in oncology marketing and sales management at Eli Lilly and Company, a biopharmaceutical company. Dr. Mattingly received a Doctor of Pharmacy degree from the University of Kentucky.

Our Board and our Nominating and Governance Committee believe that Dr. Mattingly’s extensive experience in growing and operating biotechnology and pharmaceuticals companies, his educational background and his experience as a public company director provide him with the qualifications and skills to serve on our Board.

J. Rainer Twiford, J.D., Ph.D.

Dr. Twiford has served as a member of our Board since September 2008. Dr. Twiford has been President of Brookline Investments, Inc. (formerly Capital Strategies Advisors, Inc.), an investment advisory company he founded in 1994, since 1999. Dr. Twiford has been a member of the board of directors of Integrated Photonics, Inc., an optical device company, since November 1999. Prior to founding Brookline Partners, Dr. Twiford was a partner of Trammell Crow Company, a real estate development and investment company, from 1987 to 1991. From June 2007 to July 2013, Dr. Twiford was a member of the board of directors of Care Investment Trust Inc. (now Tiptree Financial Inc.), a real estate investment company. He also served as the Chairman of the Compensation, Nominating and Governance Committee of Care Investment Trust Inc. from September 2011 to July 2013. In addition, Dr. Twiford previously served on the board of a children’s behavioral health company. Dr. Twiford received a B.A. and a Ph.D. from the University of Mississippi, an M.A. from the University of Akron and a J.D. from the University of Virginia.

Our Board and our Nominating and Governance Committee believe that Dr. Twiford’s extensive experience in finance, his experience as a public company director and his educational background provide him with the qualifications and skills to serve on our Board.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF

Carol Lam, J.D., Martin A. Mattingly, Pharm.D., and J. Rainer Twiford, J.D., Ph.D.

AS “CLASS II” DIRECTORS.

GOVERNANCE

BOARD OF DIRECTORS

The name, age and certain other information of each member of the Board, as of the Record Date, is set forth below.

		Committee Memberships
Name	Age	Audit	Compensation	Nominating & Corporate Governance	Term Expires on Annual Meeting held in the Year	Director Class
Stephen T. Worland, Ph.D.	65	X		X	2025	I
Saundra Pelletier	53	X		C	2025	I
Carol Lam, J.D.	63		X		2023	II
Martin A. Mattingly, Pharm.D.	65		C	X	2023	II
J. Rainer Twiford, J.D., Ph.D.	70		X		2023	II
William R. LaRue	71	C	X		2024	III
Lisa Johnson-Pratt, M.D.	58			X	2024	III
Charles P. Theuer, M.D., Ph.D.	59				2024	III

CONTINUING DIRECTORS

Stephen T. Worland, Ph.D.

Dr. Worland has served as a member of our Board since February 2015. Since May 2012, Dr. Worland has served as the President and Chief Executive Officer and a director of eFFECTOR Therapeutics, Inc., a company focused on new treatments for cancer. Dr. Worland was President and Chief Executive Officer and a director of Anadys Pharmaceuticals, Inc., a biopharmaceutical company which discovered and developed treatments for Hepatitis C and cancer, from August 2007 until the company’s acquisition by Roche in November 2011. Dr. Worland joined Anadys in 2001 and served in a number of executive roles prior to being named Chief Executive Officer, including President, Pharmaceuticals, and Chief Scientific Officer. Dr. Worland began his healthcare industry career in 1988 at Agouron Pharmaceuticals, Inc. and remained with the company through its successful commercialization of an HIV protease inhibitor and successive acquisitions by Warner-Lambert and Pfizer. During this period, Dr. Worland held a number of positions, including Vice President, Antiviral Research and Director, Molecular Biology and Biochemistry. Dr. Worland was a National Institutes of Health Postdoctoral Fellow in Molecular Biology at Harvard University from 1985 to 1988. Dr. Worland currently serves on the board of directors of Blacksmith Medicines Inc., a biotechnology company discovering first-in-class medicines using a breakthrough drug discovery platform, a position he has held since April 2017.  Dr. Worland received his B.S. with highest honors in Biological Chemistry from the University of Michigan and his Ph.D. in Chemistry from the University of California, Berkeley.

Our Board and our Nominating and Governance Committee believe that Dr. Worland’s experience as an executive officer and director of publicly traded biotechnology and pharmaceutical companies and his educational background, including research expertise in oncology, provide him with the qualifications and skills to serve on our Board.

Saundra Pelletier

Ms. Pelletier has served as a member of our Board since March 2020. Since February 2013, Ms. Pelletier has served as Chief Executive Officer of Evofem Biosciences, Inc. (OTCMKTS: EVFM), a clinical-stage biopharmaceutical company focused on women’s sexual and reproductive health. From 2009 to 2016, Ms. Pelletier was the founding Chief Executive Officer of WomanCare Global International, an international non-profit organization focused on empowering, educating and enabling women and girls to make informed choices about their health and creating sustainable supply chains that delivered products to women in more than 100 developing countries. Earlier in her career, Ms. Pelletier served as Corporate Vice President and Global Franchise Leader for G.D. Searle, where she managed a business unit focused on women’s healthcare, and Vice President of Pharmaceuticals for Women First Healthcare. Among her many honors, Ms. Pelletier was named a “New Champion for Reproductive Health” by the United Nations Foundation, awarded the Athena San Diego Pinnacle Award for Life Sciences, and named San Diego Business Journal’s 2019 Businesswoman of the Year. Ms. Pelletier received her B.S. in Business Administration and Communications and her Honorary Doctor of Business Administration from Husson University.

Our Board and our Nominating and Governance Committee believe that Ms. Pelletier’s experience as an executive officer and director of a public biotechnology company provides her with the qualifications and skills to serve on our Board.

William R. LaRue

Mr. LaRue has served as a member of our Board since July 2014. He served as the Chief Financial Officer, Senior Vice President and Treasurer at Cadence Pharmaceuticals, Inc., a biopharmaceutical company, from June 2006 until its acquisition by Mallinckrodt plc in March 2014, and from

April 2007 to March 2014, he served as the Assistant Secretary at Cadence. Prior to joining Cadence Pharmaceuticals, Inc., Mr. LaRue was the Senior Vice President and Chief Financial Officer of Micromet, Inc. (formerly CancerVax Corporation), a biotechnology company, from 2001 to 2006. From 2000 to 2001, Mr. LaRue served as the Executive Vice President and Chief Financial Officer of eHelp Corporation, a provider of user assistance software. Previously, he was the Vice President and Treasurer of Safeskin Corporation, a medical device company, from 1997 to 2000 and the Treasurer of GDE Systems, Inc., a high technology electronic systems company, from 1993 to 1997. Mr. LaRue served on the board of directors of Conatus Pharmaceuticals, Inc. from February 2017 to May 2020, and served on the board of directors of Alastin Skincare, Inc., a private innovative skincare company, from October 2018 to December 2021. In addition, since December 2017, Mr. LaRue has served on the board of directors of Oncternal Therapeutics, Inc., a cancer therapeutics company that entered into a reverse merger agreement with GTx, Inc. in March 2019. Mr. LaRue received a B.S. in business administration and an M.B.A. from the University of Southern California.

Our Board and our Nominating and Governance Committee believe that Mr. LaRue’s extensive experience in finance, his experience serving as an executive officer and director of private and public companies in our industry and his educational background provide him with the qualifications and skills to serve on our Board.

Lisa Johnson-Pratt, M.D.

Dr. Johnson-Pratt has served as a member of our Board since March 2021. Dr. Johnson-Pratt currently serves as Founder/President of Ananias Ventures where she provides commercial consultancy with companies in the Cell and Gene Therapy space. Prior to full time consultancy, Dr. Johnson-Pratt was SVP, New Product Planning at Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) which is focused on discovering, developing and commercializing RNA-targeted therapeutics for a broad range of diseases. Prior to joining Ionis in 2020, Dr. Johnson Pratt was Head of Global Pharma Commercial Operations at GSK. During her time at GSK, she also served as Head of Early Pipeline Commercial Strategy supporting assets in early- stage development across multiple therapeutic areas, including oncology. From 1996 to 2013, Dr. Johnson Pratt held clinical development and commercial leadership roles at Merck&Co., Inc. During this time she led global marketing strategy, country operations and global band management teams. Earlier in her career she worked in Medical Affairs at Glaxo Wellcome. Her career has spanned globally, including time in China and Vietnam, supporting products that have contributed strongly to improving patient health for vulnerable patients. Dr. Johnson Pratt received her medical degree and completed her residency in Internal Medicine, from Howard University. She completed a Fellowship in Clinical Pharmacology and Pharmaceutical Medicine at Howard University and holds a Diploma of Pharmaceutical Medicine from the Royal College of Physicians. Dr. Johnson Pratt is the Founder of Ananias Ventures which supports projects focused on issues related to vulnerable women and children, and is on the board of Young People in Recovery (YPR) a national non-profit that support young people to thrive after recovering from substance abuse.

Our Board and our Nominating and Governance Committee believe that Dr. Johnson-Pratt’s broad business and commercialization experience as a senior member of management of a public company in the biotechnology and pharmaceuticals industries provides her with the qualifications and skills to serve on our Board.

Charles P. Theuer, M.D., Ph.D.

Dr. Theuer has served as our President, Chief Executive Officer and a member of our Board since July 2006. From 2004 to 2006, Dr. Theuer was the Chief Medical Officer and Vice President of Clinical Development at TargeGen, Inc., a biotechnology company. Prior to joining TargeGen, Inc., Dr. Theuer was Director of Clinical Oncology at Pfizer, Inc., a pharmaceutical corporation, from 2003 to 2004. Dr. Theuer has also held senior positions at IDEC Pharmaceuticals Corp. from 2002 to 2003 and at the National Cancer Institute from 1991 to 1993. In addition, he has held academic positions at the University of California, Irvine, where he was Assistant Professor in the Division of Surgical Oncology and Department of Medicine. Dr. Theuer received a B.S. from the Massachusetts Institute of Technology, an M.D. from the University of California, San Francisco, and a Ph.D. from the University of California, Irvine. He completed a general surgery residency program at Harbor-UCLA Medical Center and was board certified in general surgery in 1997. Dr. Theuer currently serves as a director at 4D Molecular Therapeutics, a position he has held since January 2016, and also serves as a director at Oncternal Therapeutics, Inc., a position he has held since 2018.

Our Board and our Nominating and Governance Committee believe that Dr. Theuer’s experience in the biotechnology industry, his medical training and his experience with our company provide him with the qualifications and skills to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

Board Composition — Independence of the Board of Directors

Our business and affairs are organized under the direction of our Board, which currently consists of eight members. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and additionally as required.

As required under the pertinent listing standards of Nasdaq, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that all of our directors, with the exception of Dr. Theuer, are independent directors within the meaning of the applicable listing standards of Nasdaq.  In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

Our Board is divided into three classes, as follows:

•	Class I, which consists of Ms. Pelletier and Dr. Worland, whose terms will expire at our annual meeting of stockholders to be held in 2025;
•	Class II, which consists of Ms. Lam, Dr. Mattingly and Dr. Twiford, whose terms will expire at the Annual Meeting; and
•	Class III, which consists of Mr. LaRue, Dr. Johnson-Pratt and Dr. Theuer, whose terms will expire at our annual meeting of stockholders to be held in 2024.

At each annual meeting of stockholders, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. The authorized size of our Board is currently eight members and currently consists of eight members. The authorized number of directors may be changed only by resolution by a majority of the Board. This classification of the Board may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least 662/3% of our voting stock. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Board Leadership Structure

The Board is currently chaired by Dr. Theuer, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. We believe that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In our view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, we believe that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with Dr. Theuer) as compared to a relatively less informed independent Board Chair. The Board has not appointed a lead independent director. The Board has a separate Chair for each committee of the Board. The Chair of each committee reports periodically to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board also maintains responsibility for oversight of cybersecurity risk management, and, to that end, the Board typically meets regularly with business personnel responsible for cybersecurity risk management and receives periodic reports. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to our Board as quickly as possible.

Board Diversity

In accordance with the Nasdaq listing rules, the Board has self-identified a number of attributes that identify its members’ diversity. The following is a matrix showing the makeup of those self-reported attributes:

Board Diversity Matrix (As of the Record Date)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	–	–
Part II: Demographic Background
African American or Black	1	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	1	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	1	5	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	–

Board Diversity Matrix (As of April 20, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	–	–
Part II: Demographic Background
African American or Black	1	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	1	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	1	5	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did Not Disclose Demographic Background	–

Board Committees

Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Below is a description of each standing committee of the Board.

Audit Committee

Our Audit Committee consists of Mr. LaRue, Dr. Worland and Ms. Pelletier. Our Board has determined that each of the members of this committee satisfies the Nasdaq and SEC independence requirements for members of the Company’s Audit Committee, and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq Audit Committee requirements. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment.

Mr. LaRue serves as the chair of our Audit Committee. Our Board has determined that Mr. LaRue qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the pertinent listing standards of Nasdaq, as in effect from time to time. In making this determination, our Board has considered Mr. LaRue’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing on a periodic basis our investment policy;

•	reviewing and establishing appropriate insurance coverage for the Company’s directors and executive officers; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The Board has adopted a written charter that is available on our website at www.traconpharma.com. The information on our website is not incorporated by reference into this Proxy Statement or the 2022 Annual Report.

Compensation Committee

Our Compensation Committee consists of Dr. Mattingly, Ms. Lam, Dr. Twiford and Mr. LaRue. Dr. Mattingly serves as the chair of our Compensation Committee. Our Board has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq independence requirements. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

•	reviewing, determining and approving (or it deems appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our executive officers;

•

reviewing and making recommendations to the full Board regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and making recommendations to the full Board regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, our Compensation Committee meets multiple times per year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. Our Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of our Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising it. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisors only after taking into consideration the six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Aon Consulting Inc. (“Aon”) as a compensation consultant. As part of its engagement, Aon was requested by the Compensation Committee to perform analyses of compensation levels for purposes of developing recommendations that were presented to the Compensation Committee for its consideration.

As part of its engagement, Aon was requested by our Compensation Committee to develop a comparative group of companies and to review our cash and equity compensation program to peers and to review our current pay philosophy and executive compensation program. Specifically, our Compensation Committee requested that Aon evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals and assist in refining our compensation strategy. Aon ultimately developed recommendations that were presented to and considered by the Compensation Committee in approving compensation levels.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2015, the Compensation Committee approved the formation of a CEO stock option sub-committee of the Compensation Committee, currently composed of Dr. Theuer, our Chief Executive Officer, to which authority has been delegated to grant, without any further action required by the Compensation Committee, stock options and restricted stock units (“RSUs”), to employees who are not our officers. The purpose of this delegation of authority is to enhance the flexibility of equity award administration and to facilitate the timely grant of equity awards to non-management employees, particularly new employees, within specified limits approved by our Compensation Committee. In particular, the subcommittee may grant options or RSUs only within pre-approved guidelines. Typically, as part of its oversight function, our Compensation Committee will review on a regular basis the list of grants made by the subcommittee. During the years ended December 31, 2022 and 2021, the subcommittee did not exercise its authority to grant equity awards to non-officer employees.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held toward the end of the year or the beginning of the following year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, our Compensation Committee’s process comprises two related elements: the determination of compensation levels (including bonus amounts based upon performance objectives for the prior year) and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which recommends to the Board any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and analyses of executive and director compensation paid at other companies.

The Compensation Committee undertakes its work with the intent to implement two overarching policies: maintaining an overall compensation structure designed to attract, retain and motivate management and other employees by providing appropriate levels of risk and reward, assessed on a relative basis at all levels within the Company and in proportion to individual contribution and performance; and establishing appropriate incentives for management to further the Company’s long-term strategic plan and avoid undue emphasis on short-term market value.

The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.traconpharma.com.  The information on our website is not incorporated by reference into this Proxy Statement or the 2022 Annual Report.

The specific determinations of the Compensation committee with respect to executive compensation for fiscal year 2022 are described in greater detail under the heading “Executive Compensation.”

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Pelletier, Dr. Johnson-Pratt, Dr. Mattingly and Dr. Worland. Our Board has determined that each of the members of this committee satisfies the Nasdaq independence requirements. Ms. Pelletier serves as the chair of our Nominating and Corporate Governance Committee. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board;

•	determining the minimum qualifications for service on our Board;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our Board;

•	evaluating nominations by stockholders of candidates for election to our Board;

•	considering and assessing the independence of members of our Board;

•	developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

Our Nominating and Corporate Governance Committee believes that candidates for director, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to devote to us and with an appropriate level of participation), skills, diversity and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee considers the current needs of the Board and of us to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, including gender, racial and ethnic diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and us, to maintain a balance of knowledge, experience and capability.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Board has adopted a written Nominating and Corporate Governance Committee charter that is available on our website at www.traconpharma.com. The information on our website is not incorporated by reference into this Proxy Statement or the 2022 Annual Report.

Procedures for Stockholders to Recommend Director Nominees

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 4350 La Jolla Village Drive, Suite 800, San Diego, California, 92122, Attn: Secretary, no later than the close of business on the 90th day and no earlier than the close of business on the 120th day prior to the one year anniversary of the preceding year’s annual meeting. Submissions must include: (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) description of the proposed candidate’s occupation or employment; (5)  biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director and (7) any other information required by the Company’s Bylaws. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Corporate Governance

During fiscal year 2022, our Board met nine times, the Audit Committee met four times, the Compensation Committee met two times and the Nominating and Corporate Governance Committee met two times. Each member of our Board attended 75% or more of the Board meetings during the year ended December 31, 2022 that were held during the period for which he or she was a director (if any). Each member of the Board who served on the audit, compensation or nominating and corporate governance committees attended at least 75% of the respective committee meetings during the year ended December 31, 2022 that were held during the period for which he or she was a committee member.

We do not have a formal policy regarding director attendance at our annual meetings; however, we encourage directors to attend. All of our directors attended our annual meeting of stockholders held in 2022.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the legal proceedings specified in Item 401(f) of Regulation S-K in the past 10 years.

Code of Business Conduct and Ethics

We maintain a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is available on the Corporate Governance section of our website, www.traconpharma.com. The information on our website is not incorporated by reference into this Proxy Statement or the 2022 Annual Report. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed pursuant to SEC rules.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY PROPOSAL)

At the 2022 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of our named executive officers every year.  The Board has adopted a policy that is consistent with that preference. In accordance with that policy and with SEC rules, our stockholders are again being asked to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This is commonly referred to as a “Say-On-Pay” proposal.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the “Executive Compensation” section, including the compensation tables and the related narrative disclosure, contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on incentivizing management to achieve defined corporate goals that are strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

The affirmative vote “For” this proposal by the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions will be counted towards the vote total, and will have the same effect as a vote “against” this proposal. NYSE has advised us that this proposal is considered a “non-routine” matter under NYSE rules and, therefore, if you do not return voting instructions to your broker by its deadline, this will result in a broker non-vote, which will have no effect on this proposal.

This vote is advisory, and therefore not binding on the Board or our Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our named executive officers, the next scheduled say-on-pay vote will be at the Company’s 2024 Annual Meeting of Stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR

COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-FREQUENCY PROPOSAL)

Section 14A of the Securities Exchange Act of 1934, as amended, also enables the Company’s stockholders to indicate how frequently the Company should seek an advisory vote on the compensation of its named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2 of this Proxy Statement. By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one, two, or three years. Alternatively, stockholders may abstain from casting a vote. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires the Company to hold this advisory vote on the frequency of the “Say-On-Pay” vote at least once every six years.

Currently, consistent with the preference expressed by the stockholders at our 2022 Annual Meeting of Stockholders, the policy of the Board is to solicit a non-binding advisory vote on the compensation of our named executive officers every year.  After careful consideration of this Proposal 3, the Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore the Board recommends that stockholders vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow stockholders to provide direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, stockholders on corporate governance matters and the Company’s executive compensation philosophy, policies and practices. The Company understands that stockholders may have different views as to what is the best approach for the Company, and the Company looks forward to hearing from stockholders on this Proposal 3.

You may vote for a frequency of future stockholder votes on executive compensation of every “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN.”

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year or every three years. The frequency of one year, two years or three years that receives the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be deemed to be the recommended frequency, on an advisory basis, of future advisory votes on the compensation of our named executive officers. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results and will respect the expressed desire of the majority of our stockholders by implementing the option, if any, that receives a majority vote. If no frequency receives the foregoing vote, then we will consider the option of one year, two years, or three years that receives the highest number of votes cast to be the frequency recommended by stockholders. Abstentions will be counted towards the vote total, and will have the same effect as a vote “against” each of the proposed voting frequencies.  NYSE has advised us that this proposal is considered a “non-routine” matter under NYSE rules and, therefore, if you do not return voting instructions to your broker by its deadline, this will result in a broker non-vote, which will have no effect on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE OPTION OF EVERY “ONE YEAR”

AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED

AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our current executive officers, including their ages, as of the Record Date:

Name	Age	Position(s)
Executive Officers
Charles P. Theuer, M.D., Ph.D.	59	President, Chief Executive Officer and Director
Scott B. Brown, CPA, M.S.	42	Chief Financial Officer

The following is a brief biography of each of our current executive officers:

Executive Officers

Charles P. Theuer, M.D., Ph.D.  Biographical information for Dr. Theuer is set forth under “CONTINUING DIRECTORS” of “Proposal 1: Election of Directors.”

Scott B. Brown, CPA, M.S.  Mr. Brown joined us as Director, Finance and Controller in August 2015, was promoted to Sr. Director, Finance and Controller in January 2017, Vice President, Finance in January 2019, Chief Accounting Officer in September 2019, and Chief Financial Officer in January 2021. Prior to joining us, Mr. Brown was Associate Director, Finance at Ardea Biosciences (acquired by AstraZeneca) where he led finance and accounting for Ardea Biosciences as a subsidiary of AstraZeneca from 2013 to 2015. Before that, from 2011 to 2013 Mr. Brown was Finance Manager at SciClone Pharmaceuticals, Inc., and Finance Manager at Exelixis, Inc. from 2009 to 2011. Prior to Exelixis, Mr. Brown held accounting positions of increasing responsibility at AcelRx, Inc., Spinal Elements, Inc., Stewart Title, and as an audit associate for KPMG, LLP. Mr. Brown received a B.S. from the University of California, Santa Barbara, a M.S. in Accountancy from San Diego State University, and is a Certified Public Accountant licensed in the state of California.

EXECUTIVE COMPENSATION

Our named executive officers for the year ended December 31, 2022, which consist of our principal executive officer and two other executive officers, were:

•	Charles P. Theuer, M.D., Ph.D., our President and Chief Executive Officer,
•	Mark C. Wiggins(1), M.B.A., our former Chief Business Officer, and
•	Scott B. Brown, CPA, M.S., our Chief Financial Officer.

(1) Mr. Wiggins resigned as the Company’s Chief Business Officer effective September 30, 2022; however, Mr. Wiggins agreed to serve as a consultant for four months following his resignation and based on Mr. Wiggins’ compensation through his resignation date, he still qualifies as one of our named executive officers for the year ended December 31, 2022.

Summary Compensation Table for Fiscal Years 2022 and 2021

The following table summarizes the compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2022 and 2021:

					Non-equity
				Option	Incentive Plan	All Other
		Salary		Awards	Compensation	Compensation		Total
Name and principal position	Year	($)		($)(1)	($)(2)	($)(3)		($)
Charles P. Theuer, M.D., Ph.D.	2022	$608,022		$461,153	$182,407	$13,269		$1,264,851
President and Chief Executive Officer	2021	$584,637		$1,231,578	$231,297	$11,600		$2,059,112
Mark C. Wiggins, M.B.A.*	2022	$337,267	(4)	$139,216	$—	$18,771	(5)	$495,254
Former Chief Business Officer	2021	$375,733		$376,316	$118,919	$11,600		$882,568
Scott B. Brown, CPA, M.S.	2022	$353,600		$139,216	$84,864	$13,180		$$590,860
Chief Financial Officer	2021	$340,000		$376,316	$107,610	$11,600		$835,526

* Mr. Wiggins resigned as our Chief Business Officer effective September 30, 2022.

(1) In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standard Codification (Financial Accounting Standards Board Accounting Standards

Codification (“FASB ASC”)) Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 6 to our consolidated financial statements and notes thereto included within Part IV of our 2022 Annual Report. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting or exercise of stock options, or the sale of the common stock underlying them.

(2) Amounts shown represent annual performance-based bonuses earned for the respective fiscal year. For more information, see below under “—Annual Performance-Based Bonus Opportunity.”

(3) Except as otherwise indicated, amounts shown represent 401(k) matching contributions made for the respective fiscal year and payment of life insurance premiums for the employee’s benefit. For more information, see below under “—401(k) Plan” and “—Life Insurance,” respectively.

(4) Mr. Wiggins’ 2022 salary (prorated for time served) includes $44,196 earned during his term of service for unused vacation pay that was paid out in connection with his resignation as the Company’s Chief Business Officer effective September 30, 2022.

(5) Amount shown includes compensation of $6,050 paid to Mr. Wiggins for consulting services provided to us in 2022 following his resignation. Mr. Wiggin provides consulting services to us on an as needed basis in our discretion at a rate of $500 per hour.

Annual Base Salary

The compensation of our named executive officers is generally determined and approved by our Board, based on the recommendation of the Compensation Committee of our Board. The table below shows the annual base salaries for our named executive officers for the year ended December 31, 2022:

Name	2022 Base Salary ($)
Charles P. Theuer, M.D., Ph.D.	$608,022
Mark C. Wiggins, M.B.A.	$390,762	(1)
Scott B. Brown, CPA, M.S.	$353,600

(1) As discussed in “—Summary Compensation Table” above, Mr. Wiggins 2022 salary was prorated for time served. The salary actually paid to Mr. Wiggins was $293,071.

In February 2023, our Board determined that base salaries for Dr. Theuer and Mr. Brown for 2023 will be $632,343 and $388,960, respectively, with retroactive effect to January 2023.

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to incentivize our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain employment criteria as described below under “—Agreements with our Named Executive Officers.” The annual performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board establishes each year. At the end of the year, our Board reviews our performance against each corporate goal and determines the extent to which we achieved each of our corporate goals.

For 2022, Dr. Theuer was eligible to receive a target bonus of up to 50% of his base salary, Mr. Wiggins was eligible to receive a target bonus of up to 40% of his base salary, and Mr. Brown was eligible to receive a target bonus of up to 40% of his base salary, each pursuant to the terms of their employment agreement that was in effect during 2022, as described below under “—Agreements with our Named Executive Officers.” Our Board will also consider each named executive officer’s individual contributions towards reaching our annual corporate goals. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and individual performance.

In February 2023, the Board determined that we had achieved 60% of the 2022 corporate goals for purposes of 2022 annual performance-based bonuses. Based on this determination, Dr. Theuer was awarded $182,407 and based on the Compensation Committee’s and Dr. Theuer’s assessment, Mr. Brown was awarded $84,864; however, payment of 2022 annual performance-based cash bonuses is conditioned on, among other things, (a) receipt by the Company of at least $10.0 million from equity sales or otherwise by June 30, 2023 and (b) employment in good standing at the end of the 2022 calendar year for Mr. Theuer and at the time 2022 annual performance-based cash bonuses are paid for Mr. Brown. Mr. Wiggins did not receive a 2022 annual performance bonus because he will not be employed by us at the time 2022 annual performance-based cash bonuses are paid, if any, as described below under “—Agreements with our Named Executive Officers.”

Bonus Plan

In January 2021, our Compensation Committee adopted a revised written bonus plan, which sets forth the terms of the annual incentive bonus opportunity for eligible employees of our company. Under the bonus plan, our executive officers are eligible to receive bonus awards that are determined based on the achievement of our corporate goals for the applicable plan year. Bonuses, if any, under the bonus plan will be payable in cash or equity, or a combination of both, after the end of the applicable plan year and no later than December 31 of the following year.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align the Company’s interests with those of our employees, non-employee directors and consultants, including our named executive officers. In the fiscal year ending December 31, 2022, stock option awards were the only form of equity awards we granted to our named executive officers. Vesting of the stock option awards is dependent on continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant of option awards upon commencement of employment and additional grants are typically granted annually.

All of our outstanding stock option awards granted to executives provide for full acceleration in the event of the holder’s cessation of continuous service without cause, and not due to a death or disability, in connection with or within 12 months following consummation of our change in control (as defined in the 2015 Plan). Such awards are also subject to accelerated vesting in the event of certain involuntary terminations not related to our change in control (as described below under “—Potential Payments Upon Termination or Change in Control”).

Agreements with Our Named Executive Officers

Below are descriptions of our employment agreements with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see “—Potential Payments Upon Termination or Change in Control” below.

Agreement with Dr. Theuer.  On February 5, 2019, we entered into an Amended and Restated Employment Agreement with Charles P. Theuer, our President and Chief Executive Officer, which amended, restated and superseded in its entirety Dr. Theuer’s employment agreement entered into in February 2017. Pursuant to the amended employment agreement, Dr. Theuer is entitled to an initial annual base salary of $552,921 and is eligible to receive an annual performance bonus of up to 50% of his base salary, as determined by our Board and subject to employment in good standing at the end of the calendar year applicable to such bonus.  Dr. Theuer is additionally entitled to certain severance benefits pursuant to his agreement, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”

Agreement with Mr. Wiggins. On January 27, 2021, we entered into an Employment Agreement with Mark C. Wiggins, our former Chief Business Officer. Mr. Wiggins resigned as the Company’s Chief Business Officer effective September 30, 2022. As a result, his Employment Agreement with us is no longer in effect. Under his Employment Agreement when it was in effect, Mr. Wiggins was only entitled to his annual target performance bonus of up to 40% of his base salary based on the determination of the Board and subject to employment in good standing on the date of payment of the applicable bonus.

Agreement with Mr. Brown. On January 28, 2020, we entered into an Employment Agreement with Scott B. Brown, our Chief Financial Officer, which governs the terms of his employment with us. Pursuant to the agreement, Mr. Brown is entitled to an initial base salary of $254,400 and is eligible to receive an annual target performance bonus of up to 40% of his base salary, as determined by our Board and subject to employment in good standing on the date of payment of the applicable bonus. Mr. Brown is additionally entitled to certain severance benefits pursuant to a severance agreement that we entered into with Mr. Brown on December 4, 2019, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”

Potential Payments Upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his term of service, including salary and unused vacation pay. Receipt of the payments and benefits described below are contingent on the executive officer’s execution of an effective general release of claims.

Dr. Theuer.  If Dr. Theuer’s employment is terminated without cause or he resigns for good reason, in each case, other than in connection with a change in control, he is entitled to continued payment of his then-current base salary for 12 months, payment of premiums for continued healthcare coverage under COBRA for himself and his eligible dependents (or in certain circumstances, taxable cash payments in lieu of such premium payments) for up to 12 months, and full vesting of any unvested time-based equity awards.  If Dr. Theuer’s employment is terminated without cause or he resigns for good reason within 12 months following a change in control, he is entitled to continued payment of his then-current base salary, and COBRA premium (or taxable cash) payments as described above, for 18 months, 150% of his target annual performance bonus, and full vesting of any unvested time-based equity awards.  In addition, if Dr. Theuer’s employment is terminated as a result of his death, his estate would be entitled to a one-time, lump-sum payment equal to 12 months of his base salary for 12 months and accelerated vesting of any time-based equity awards as if he had completed an additional six months of continuous service.  If Dr. Theuer’s employment is terminated as a result of disability, any unvested time-based equity will vest on an accelerated basis as if he had completed an additional six months of continuous service.

Mr. Wiggins. On May 29, 2018, we entered into a severance agreement with Mr. Wiggins. On September 30, 2022, we announced Mr. Wiggins resignation effective that same day. Mr. Wiggins was not terminated for cause and he did not resign for good reason. Consequently, Mr.

Wiggins was not entitled to, and he did not receive, any severance benefits in connection with his resignation of employment other than his right to any amounts earned, accrued or owing but not yet paid pursuant to his employment agreement with us, any benefits accrued or earned under our benefit plans and programs or to which he was otherwise entitled under applicable law, and any outstanding equity awards granted under our equity incentive plans.

Mr. Brown. On December 4, 2019, we entered into a severance agreement with Mr. Brown. If Mr. Brown’s employment is terminated without cause or he resigns for good reason, in each case, other than in connection with a change in control, he is entitled to continued payment of his then-current base salary for nine months, payment of premiums for continued healthcare coverage under COBRA for himself and his eligible dependents (or in certain circumstances, taxable cash payments in lieu of such premium payments) for up to nine months, and accelerated vesting of any time-based equity awards as if he had completed an additional nine months of continuous service.  If Mr. Brown’s employment is terminated without cause or he resigns for good reason within 12 months following a change in control, he is entitled to continued payment of his then-current base salary, and COBRA premium (or taxable cash) payments as described above, for 12 months, 100% of his target annual performance bonus, and full vesting of any unvested time-based equity awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards held by our named executive officers that remain outstanding as of December 31, 2022.

			Option Awards(1)
	Grant date	Vesting commencement date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price per share ($)(2)	Option expiration date
Charles P. Theuer, M.D., Ph.D.	3/14/2013	7/13/2012	2,583	—	$13.35	3/13/2023
	5/23/2013	5/15/2013	6,801	—	$13.35	5/22/2023
	10/3/2014	10/3/2014	8,257	—	$70.43	10/2/2024
	10/3/2014	10/3/2014	5,137	—	$70.43	10/2/2024
	3/26/2015	3/26/2015	14,721	—	$143.40	3/25/2025
	1/20/2017	1/20/2017	18,999	—	$51.50	1/19/2027
	2/21/2018	2/21/2018	22,499	—	$21.50	2/20/2028
	1/29/2019	1/29/2019	45,040	959	$7.90	1/28/2029
	1/31/2020	1/31/2020	89,833	33,367	$4.02	1/30/2030
	1/29/2021	1/29/2021	86,250	93,750	$9.14	1/28/2031
	1/28/2022	1/28/2022	—	265,000	$2.32	1/27/2032
Mark Wiggins, M.B.A.	5/29/2018	5/29/2018	28,000	—	$27.50	5/28/2028
	1/29/2019	1/29/2019	17,625	375	$7.90	1/28/2029
	1/31/2020	1/31/2020	16,041	5,959	$4.02	1/30/2030
	1/29/2021	1/29/2021	26,354	28,646	$9.14	1/28/2031
	1/28/2022	1/28/2022	—	80,000	$2.32	1/27/2032
Scott B. Brown, CPA, M.S.	8/31/2015	8/31/2015	2,352	—	$104.90	8/30/2025
	1/20/2017	1/20/2017	1,332	—	$51.50	1/19/2027
	2/21/2018	2/21/2018	2,000	—	$21.50	2/20/2028
	1/29/2019	1/29/2019	9,791	209	$7.90	1/28/2029
	1/31/2020	1/31/2020	16,041	5,959	$4.02	1/30/2030
	1/29/2021	1/29/2021	26,354	28,646	$9.14	1/28/2031
	1/28/2022	1/28/2022	—	80,000	$2.32	1/27/2032

(1) All of our option awards vest over four years of continuous service provided by the holder following the Vesting Commencement Date indicated above, with 25% of the option shares vesting after one year of continuous service and the remainder vesting in 36 substantially equal monthly installments following each month of continuous service thereafter. Dr. Theuer’s options granted prior to October 3, 2014 vested in 48 substantially equal monthly installments following the Vesting Commencement Date indicated above. The options are also eligible for accelerated vesting in connection with qualifying terminations, as described above under “—Equity-Based Incentive Awards” and “—Potential Payments Upon Termination or Change in Control.”

(2) All of the option awards were granted with a per share exercise price equal to the fair market value of our common stock on the date of grant, as determined in good faith by our Board prior to our initial public offering in February 2015 and by reference to the closing stock price of our common stock on the date of grant thereafter.

Option Exercises

None.

Option Repricings

We did not engage in any repricings or other modifications or cancellations to any of our named executive officers’ outstanding equity awards during the year ended December 31, 2022.

Health, Welfare and Retirement Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, and life and disability insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “—401(k) Plan.”

401(k) Plan

We maintain a defined contribution employee retirement plan (“401(k) plan”), for our employees. Our named executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (“Code”), and is also intended to qualify as a safe harbor plan. During 2022, we made matching contributions of 100% of the amount of each participant’s contributions, up to 4% of each participant’s compensation. The 401(k) plan currently does not offer the ability to invest in our securities.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Prohibition of Hedging and Pledging

We prohibit our officers (and other employees) and non-employee directors from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our securities at any time.

Life Insurance

As part of our standard employee benefits to all employees, including our named executive officers, we obtain life insurance coverage for the benefit of the employee and pay the premium on their behalf.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2022, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

	(a)	(b)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2011 Equity Incentive Plan(1)	28,623	$47.38	—
Amended and Restated 2015 Equity Incentive Plan(2)(3)	2,071,407	$8.42	96,615
Amended and Restated 2015 Employee Stock Purchase Plan(4)	—	$—	243,817
Equity compensation plans not approved by stockholders:
Inducement awards(2)	146,280	$10.70	53,720

(1) Effective as of January 29, 2015, no additional awards were granted under the 2011 Equity Incentive Plan (the “2011 Plan”), and all awards granted under the 2011 Plan that are repurchased, forfeited, expire, cancelled or otherwise not issued will become available for grant under the Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) in accordance with its terms.

(2) The 2015 plan allows an additional 200,000 shares of common stock to be used exclusively for the grant of awards as a material inducement for individuals to commence employment with us in compliance with Nasdaq Listing Rule 5635(c)(4).

(3) Pursuant to an “evergreen” provision contained in the 2015 Plan, as amended June 10, 2021, on January 1 of each year until (and including) January 1, 2031, the number of shares authorized for issuance under the 2015 Plan is automatically increased by a number equal to: (a) 5.0% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) a number of shares of Common Stock that may be determined each year by the registrant’s board of directors that is less than the preceding clause (a).

(4) Pursuant to an “evergreen” provision contained in the Amended and Restated 2015 Employee Stock Purchase Plan (the “2015 ESPP”), as amended June 10, 2021, on January 1 of each year until (and including) January 1, 2031, the number of shares authorized for issuance under the 2015 ESPP is automatically increased by a number equal to the least of: (a) 1.0% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 250,000 shares of Common Stock; or (c) a number of shares of Common Stock that may be determined each year by the registrant’s board of directors that is less than the preceding clauses (a) and (b).

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)(5)	Net Income (Loss) (millions)(6)
(a)	(b)	(c)	(d)	(e)	(F)	(g)
2022	$1,264,851	$945,078	$543,057	$453,565	$12.74	($28.76)
2021	$2,059,112	$60,033	$859,047	$367,770	$23.68	($28.67)

(1) The dollar amounts reported in column (b) are the amounts of total compensation reported for Dr. Theuer (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Theuer, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Theuer during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Theuer’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2022	$1,264,851	($461,153)	$141,380	$945,078
2021	$2,059,112	($1,231,578)	($767,501)	$60,033
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in  same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	$394,850	$(163,937)	$—	($89,532)	$—	$—	$141,380
2021	$498,600	$(692,700)	$—	($365,925)	($207,476)	$—	($767,501)

(3)    The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group (excluding Dr. Theuer) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Dr. Theuer) included for purposes of calculating the average amounts in each applicable year are as follows: for 2022 and 2021, Mr. Wiggins and Mr. Brown.

(4)   The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Dr. Theuer), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Dr. Theuer) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Dr. Theuer) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	$543,057	($139,216)	$49,724	$453,565
2021	$859,047	($376,316)	($114,961)	$367,770
(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	$119,200	($44,668)	$—	($24,808)	$—	$—	$49,724
2021	$152,350	($149,622)	$—	($117,689)	$—	$—	($114,961)

(5)   Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2021 or 2022.

(6)    The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)

Because we are not a commercial-stage company, we did not have any revenue during the periods presented, other than non-recurring revenue in 2021 associated with a TRC105 license and supply arrangement entered into in 2021. Consequently, our company has not historically looked to net income (loss) as a performance measure for our executive compensation program. In 2021 and 2022, our net income (loss) has largely remained the same, but the compensation actually paid for both our PEO and non-PEO NEOs increased between 2021 and 2022.

Compensation Actually Paid and Cumulative TSR

As shown in the following graph, the compensation actually paid to Dr. Theuer and the average amount of compensation actually paid to our named executive officers as a group (excluding Dr. Theuer) during the periods presented are negatively correlated. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. For example, as described in more detail above in the section “Executive Compensation – Annual Performance-Based Bonus Opportunity,” part of the compensation our named executive officers are eligible to receive consists of annual performance-based cash bonuses which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain employment criteria as described above under “—Agreements with our Named Executive Officers.” Additionally, we view stock options, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Director Compensation

For 2022, each non-employee director received the following compensation for service on our Board pursuant to our Non-Employee Director Compensation Policy in effect through December 31, 2022:

•	an annual cash retainer of $40,000;
•	an annual cash retainer of $60,000 for service as chairman of our Board (in lieu of above);
•	an additional annual cash retainer of $7,500, $5,000 and $3,750 for service on our Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;
•

an additional annual cash retainer of $15,000, $10,000 and $7,500 for service as chairman of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee (in lieu of regular committee member fees described immediately above), respectively;

•

an automatic annual option grant to purchase 15,750 shares of our common stock or a restricted stock unit award of 7,875 shares of our common stock for each non-employee director serving on the Board on the date of our annual stockholder meeting (including by reason of his or her election at such meeting), in each case vesting 100% as of the earlier of the date of our next annual stockholder meeting and the one-year anniversary of the date of grant, with the form of such grant determined by the Board or the Compensation Committee prior to our annual stockholder meeting, and with the option grant being the default award type; and

•

upon first joining our Board an automatic initial grant of an option to purchase 31,500 shares of our common stock that vests ratably in annual installments over a three-year period following the grant date.

Each of the equity awards described above have been granted under our 2015 Plan and will vest and become exercisable subject to the director’s continuous service with us, provided that each award will vest in full upon our change of control, as defined under our 2015 Plan.

Director Summary Compensation Table for Fiscal Year 2022

The following table summarizes director compensation for the year ended December 31, 2022:

Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Stephen T. Worland, Ph.D.	$51,250	$15,325	$66,575
Saundra Pelletier	$55,000	$15,325	$70,325
Martin A. Mattingly, Pharm.D.	$53,750	$15,325	$69,075
J. Rainer Twiford, J.D., Ph.D.	$45,000	$15,325	$60,325
Carol Lam, J.D.	$45,000	$15,325	$60,325
William R. LaRue	$60,000	$15,325	$75,325
Lisa Johnson-Pratt, M.D.	$43,750	$15,325	$59,075

(1)

Pursuant to the non-employee directors’ compensation policy in effect in 2022, each member of our Board who was serving on the Board on the date of our annual stockholder meeting received an option to purchase 15,750 shares of our common stock in June 2022 at an exercise price per share of $1.30. Amounts shown in this column reflect the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718. For more information on how this amount is calculated, see Note 6 to our consolidated financial statements and notes thereto included within Part IV of our 2022 Annual Report.

(2)

As of December 31, 2022, the aggregate number of stock options held by Dr. Worland, Ms. Pelletier, Dr. Mattingly, Dr. Twiford, Ms. Lam, Mr. LaRue, and Dr. Johnson-Pratt were 39,249, 36,750, 39,249, 36,750, 36,750, 38,410, and 47,250, respectively.

Our Board adopted a new compensation policy in February 2023 that will apply going forward.  This compensation policy provides that each non-employee director will receive the following compensation for service on our Board:

•	an annual cash retainer of $40,000;
•	an annual cash retainer of $60,000 for service as chairman of our Board (in lieu of above);
•	an additional annual cash retainer of $7,500, $5,000 and $3,750 for service on our Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;
•

an additional annual cash retainer of $15,000, $10,000 and $7,500 for service as chairman of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee (in lieu of regular committee member fees described immediately above), respectively;

•

an automatic annual option grant to purchase 18,000 shares of our common stock or a restricted stock unit award of 7,875 shares of our common stock for each non-employee director serving on the Board on the date of our annual stockholder meeting (including by reason of his or her election at such meeting), in each case vesting 100% as of the earlier of the date of our next annual stockholder meeting and the one-year anniversary of the date of grant, with the form of such grant determined by the Board or the Compensation Committee prior to our annual stockholder meeting, and with the option grant being the default award type; and

•

upon first joining our Board an automatic initial grant of an option to purchase 31,500 shares of our common stock that vests ratably in annual installments over a three-year period following the grant date.

Each of the option grants described above will be granted under our 2015 Plan and will vest and become exercisable subject to the director’s continuous service with us, provided that each option will vest in full upon a change of control, as defined under our 2015 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of February 15, 2023 based on information available to us and filings with the SEC by (a) each person known to us to own more than 5% of the outstanding shares of our common stock, (b) each of our directors, (c) each of our named executive officers, and (d) all of our directors and executive officers as a group. Each stockholder’s percentage ownership is based on 23,822,542 shares of our common stock being outstanding as of February 15, 2023. Unless otherwise indicated, (i) the address for the following beneficial owners is: c/o TRACON Pharmaceuticals, Inc., 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122 and (ii) we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater stockholders:

Opaleye Management Inc.(1)	4,805,000	19.99%
One Boston Place, Suite 2600
Boston, MA 02108

Ikarian Capital LLC	2,765,530	11.61%
100 Crescent Court, Suite 1620
Dallas, TX 75201

Wayne Aaronson	1,778,453	7.47%
1011 Fresno Ave.
Berkeley, CA 94707

Directors and Named Executive Officers:

Charles P. Theuer, M.D., Ph.D.(2)	734,655	3.03%
Mark C. Wiggins(3)	140,645	*
Scott B. Brown, CPA, M.S.(4)	107,852	*
William R. LaRue(5)	30,423	*
Martin A. Mattingly, Pharm.D.(6)	24,249	*
J. Rainer Twiford, J.D., Ph.D.(7)	38,889	*
Stephen T. Worland, Ph.D.(8)	24,249	*
Saundra Pelletier(9)	33,045	*
Lisa Johnson-Pratt, M.D.(10)	24,500	*
Carol Lam, J.D. (11)	7,000	*
All executive officers and directors as a group (11 persons)(12)	1,269,995	5.27%
*	Represents beneficial ownership of less than 1%.
(1)

Represents 4,590,000 outstanding shares of common stock owned by Opaleye L.P. and 215,000 shares of common stock issuable upon exercise of warrants. As of February 15, 2023, the warrants are only exercisable to the extent that the holders thereof and their affiliates would beneficially own no more than 19.99% of the outstanding common stock after exercise, subject to approval by our stockholders to exceed such limit, including approval of Proposal 5 (the Nasdaq Stockholder Approval Proposal). The shares and warrants directly held by Opaleye L.P. are indirectly held by Opaleye Management Inc. and James Silverman, the General Partner of Opaleye L.P. Opaleye L.P., Opaleye Management Inc, and Mr. Silverman share voting and dispositive power with respect to the shares held by Opaleye L.P.

(2)	Includes 394,737 shares of common stock subject to options exercisable as of April 16, 2023.
(3)

Includes 116,540 shares of common stock subject to options exercisable as of April 16, 2023. In accordance with our 2015 Plan, Mr. Wiggins’ options continue to vest during his consulting period given his continued service to the Company. Mr. Wiggins will be required to exercise any vested options to purchase our common stock within three months of the termination date of his consulting services, with any vested options to purchase our common stock not exercised by such date forfeited.

(4)	Includes 86,224 shares of common stock subject to options exercisable as of April 16, 2023.

(5)	Includes 22,660 shares of common stock subject to options exercisable as of April 16, 2023.
(6)	Includes 23,499 shares of common stock subject to options exercisable as of April 16, 2023.
(7)

Includes 1,058 shares of common stock beneficially owned by Brookline Investment Fund, LLC, 4,938 shares of common stock beneficially owned by CSA Biotechnology Fund I, LLC and 9,346 shares of common stock beneficially owned by CSA Biotechnology Fund II, LLC. J. Rainer Twiford, J.D., Ph.D., one of our directors, has voting and dispositive control over these shares. Dr. Twiford disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 1,797 shares of outstanding common stock held by MCT Investments, LLC. Dr. Twiford’s spouse, Marsha C. Twiford, has voting and investment power with respect to the shares held by MCT Investments, LLC. Also includes 21,000 shares of common stock subject to options exercisable as of April 16, 2023.

(8)	Includes 23,499 shares of common stock subject to options exercisable as of April 16, 2023.
(9)	Includes 21,000 shares of common stock subject to options exercisable as of April 16, 2023.
(10)	Includes 24,500 shares of common stock subject to options exercisable as of April 16, 2023.
(11)	Includes 7,000 shares of common stock subject to options exercisable as of April 16, 2023.
(12)

Consists of (i) the shares of outstanding common stock and shares of common stock subject to options exercisable as of April 16, 2023, if any, referred to in footnotes (2), (3), (4), (5), (6), (7), (8), (9), (10), and (11), (ii) 4,267 shares of common stock held by Bonne Adams, Chief Operating Officer effective February 1, 2023, and (iii) 100,221 shares of common stock subject to options held by Ms. Adams exercisable as of April 16, 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners of our capital stock were complied with, except that one report relating to one transaction was filed late by Mr. LaRue. On December 21, 2022, Mr. LaRue’s broker sold a total of 120 shares of our common stock to cover a minimal account fee without Mr. LaRue’s knowledge. The report was due to be filed Friday, December 23, 2022, but was filed January 19, 2023, promptly after Mr. LaRue was made aware of the sale.

TRANSACTIONS WITH RELATED PARTIES

The following includes a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

2022 Sale of Common Stock and Pre-Funded Warrants

In June 2022, we issued and sold 841,989 shares of our common stock at a purchase price of $1.32 per share and pre-funded warrants to purchase 2,205,018 shares of our common stock at a purchase price of $1.31 per share of underlying common stock with an exercise price of $0.01 per share of underlying common stock (the “2022 Pre-Funded Warrants”) for net proceeds of approximately $3.9 million in a registered direct offering (the “2022 Offering”) with Opaleye L.P. (together with its affiliates, the “Purchaser”). In accordance with their terms, the 2022 Pre-Funded Warrants may not be exercised if the Purchaser’s ownership of our common stock would exceed 19.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. In connection with the Offering, we amended two existing pre-funded warrants to purchase shares of our common stock held by the Purchaser to extend the exercise periods and to permit exercise in excess of a similar 19.99% limit following approval of our stockholders of such exercise (Proposal 5 of this Proxy Statement). Additional detail regarding this stockholder and their beneficiary ownership is provided under “Security Ownership of Certain Beneficial Owners and Management.”

Policies and Procedures for Transactions with Related Persons

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or other independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Indemnification of Officers and Directors

We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and approving the services and related fees of the independent registered public accounting firm. The Audit Committee consists of three members, each of whom meets the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee appointed Ernst & Young LLP to audit the Company’s financial statements for the 2022 fiscal year.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The Audit Committee reviewed and discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 16, as adopted by the PCAOB in Rule 3200T, as currently in effect. In addition, our Audit Committee has discussed with Ernst & Young LLP, its independence from management and the Company, has received from Ernst & Young LLP the written disclosures and the letter required by PCAOB 3526 (Independence Discussions with Audit Committees), and has considered the compatibility of non-audit services with the auditors’ independence.

We have met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. Ernst & Young LLP, as the Company’s independent registered public accounting firm, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. Our meetings with Ernst & Young LLP were held with and without management present. Members of the Audit Committee are not employed by the Company, nor does the committee provide any expert assurance or professional certification regarding the Company’s financial statements. We rely, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report for the year ended December 31, 2022. We and the Company’s Board of Directors also have recommended, subject to stockholder approval, the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023.

This report for 2022 is provided by the undersigned members of the Audit Committee of the Board.

Respectfully Submitted,

William R. LaRue (Chairperson)

Stephen T. Worland, Ph.D.

Saundra Pelletier

The preceding “Report of the Audit Committee” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 4 — AUTHORIZED SHARE INCREASE PROPOSAL

On January 20, 2022, our Board unanimously approved, subject to stockholder approval, an amendment to our certificate of incorporation to increase our authorized shares of common stock from 40,000,000 to 60,000,000 and to make a corresponding change to the number of authorized shares of capital stock. The form of the proposed Certificate of Amendment effecting the amendment is attached to this proxy statement as Appendix A.

We currently have a total of 50,000,000 shares of capital stock authorized under our certificate of incorporation, consisting of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our Board is asking our stockholders to approve an amendment that will increase the number of authorized shares of common stock from 40,000,000 to 60,000,000 and increase the number of authorized shares of all classes of stock from 50,000,000 to 70,000,000. The number of shares of authorized preferred stock would remain unchanged.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as diluting earnings per share, voting power and common shareholdings of stockholders. It could also have the effect of making it more difficult for a third party to acquire control of our company.

As of February 1, 2023, 23,622,486 shares of common stock, $0.001 par value, were outstanding, leaving 16,377,514 shares of common stock available for issuance. As of February 1, 2023, we had reserved, pursuant to various equity award plans, 4,027,976 shares of common stock, of which 2,246,810 were reserved for options granted and outstanding and 1,781,166 were available for future grants and purchases pursuant to various equity award plans. Additionally, as of February 1, 2023, we had warrants outstanding to purchase 6,766,246 shares of common stock. Thus, as of February 1, 2023, we had 5,583,292 shares of common stock that were unissued and unreserved for issuance. We have no shares of preferred stock outstanding. As of the date of this Proxy Statement, we have a sufficient number of authorized shares of common stock under our current certificate of incorporation to issue shares of common stock upon the exercise of outstanding convertible securities, including the exercise of all outstanding warrants that could be exercised if the stockholders approve Proposal 5 (Nasdaq Stockholder Approval Proposal) below.

From our inception, we have financed our operations primarily through the sale of equity securities and debt financings. Until we can generate sufficient product revenues, if ever, we expect to finance our cash needs in whole or in part through equity offerings. Our Board is continuously evaluating, including at present, various strategic and financial alternatives to finance our cash needs and has determined that it would be in our best interests to increase the number of authorized shares of common stock in order to provide our company with the flexibility to pursue all finance and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities utilizing the newly authorized shares of common stock, without the need to obtain additional stockholder approvals. The shares will be available for issuance by our Board for proper corporate purposes, including but not limited to, acquisitions, financings and equity compensation plans. Our management believes the increase in authorized share capital is in the best interests of our company and our stockholders and recommends that the stockholders approve the increase in authorized share capital.

If the authorization of an increase in the available common stock is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to meet our objectives. Further, if this proposal is not approved by our stockholders, our financing alternatives will likely be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed by this limitation. In addition, our future success depends upon our ability to attract, retain and motivate highly-skilled scientific, commercial and managerial employees, and if this proposal is not approved by our stockholders, the lack of sufficient unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities could adversely impact our ability to achieve these goals. In short, if our stockholders do not approve this proposal, we may not be able to access the capital markets, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management.  For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board.  Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The proposal to approve the amendment to our certificate of incorporation to increase our authorized shares of common stock from 40,000,000 to 60,000,000 requires the affirmative vote of the holders of a majority of outstanding shares of stock entitled to vote as of the Record Date. Abstentions will be counted towards the vote total, and will have the same effect as a vote “against” this proposal. NYSE has advised us that this proposal is considered a “routine” matter under NYSE rules and, therefore, if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on this proposal.

If the amendment is approved by the requisite vote of the stockholders, we will file a certificate of amendment to our certificate of incorporation with the Delaware Secretary of State as soon as reasonably practicable after the Annual Meeting. The amendment will become effective upon filing with the Delaware Secretary of State.

THE BOARD RECOMMENDS A VOTE “FOR”

THE AUTHORIZED SHARE INCREASE PROPOSAL

PROPOSAL 5 — NASDAQ STOCKHOLDER APPROVAL PROPOSAL

This Proposal 5 proposes to approve, in accordance with applicable rules of Nasdaq, the issuance of shares of our common stock upon the potential future exercise of certain outstanding warrants held by Opaleye L.P. and its affiliates that would result in Opaleye L.P. and its affiliates owning in excess of 19.99% of the shares of our common stock outstanding immediately after giving effect to such exercise.

Overview

On June 21, 2022, we entered into a securities purchase agreement (the “Purchase Agreement”) with Opaleye L.P. (together with its affiliates, the “Purchaser”), relating to a registered direct offering (the “Offering”) of 841,989 shares of our common stock, par value $0.001 per share (“Common Stock”), and 2,205,018 2022 Pre-Funded Warrants for net proceeds of approximately $3.9 million. In August 2020, we issued to the Purchaser pre-funded warrants to purchase 3,248,506 shares of our Common Stock at an average purchase price of $1.64 per share with an exercise price of $0.01 per share (the “2020 Pre-Funded Warrants”, and together with the 2022 Pre-Funded Warrants, the “Pre-Funded Warrants”). There are no arrears in dividends or defaults in principal or interest in respect of the Pre-Funded Warrants.

The Pre-Funded Warrants enable the holder to make a cash investment in the company without increasing its beneficial ownership in the Common Stock because the shares of Common Stock underlying a Pre-Funded Warrant are not issued until the warrant is exercised. The Pre-Funded Warrants are exercisable immediately upon issuance at an initial exercise price of $0.01 per share. Pursuant to their terms, unless the Stockholder Approval (as defined below) is obtained, the Pre-Funded Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own after such exercise more than 19.99% of the shares of Common Stock then outstanding (subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to the Company, provided that such limitation cannot exceed 19.99%).

The 2022 Pre-Funded Warrants expire on June 21, 2032 (the “Termination Date”), provided that if a Purchaser cannot exercise their Pre-Funded Warrant in full as of the Termination Date because (i) after giving effect to such exercise, the Purchaser (together with its affiliates) would beneficially own in excess of 19.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise and (ii) requisite Stockholder Approval has not been obtained, the Termination Date will automatically be extended to June 21, 2042. The shares of Common Stock and 2022 Pre-Funded Warrants were issued separately. In connection with the Offering, we agreed to amend and restate the 2020 Pre-Funded Warrants, to, among other things (a) extend the exercise periods for the 2020 Pre-Funded Warrants from August 27, 2027 to August 27, 2030 and from August 31, 2027 to August 31, 2030, as applicable, and (b) subject to receipt of the Stockholder Approval, permit Opaleye to exercise the 2020 Pre-Funded Warrants in amounts whereby the Purchaser would, following such exercise, beneficially own in excess of 19.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Pursuant to the Purchase Agreement, we agreed to use commercially reasonable efforts to obtain, at our next annual meeting of our stockholders, the approval by the holders of Common Stock that is required under the listing standards Nasdaq (and any successor thereto and any other trading market on which the Common Stock is listed), including Nasdaq Listing Rules 5635(b) and (d), to permit issuances of shares of Common Stock upon exercise of the 2022 Pre-Funded Warrants and any other warrant outstanding and held by the Purchaser as of June 21, 2022, which outstanding warrants consisted of unexercised 2020 Pre-Funded Warrants, that would result in the Purchaser (together with its affiliates) beneficially owning in excess of 19.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise (the “Stockholder Approval”).

The Nasdaq Stockholder Approval Rule

Our Common Stock is listed on the Nasdaq Capital Market and, as such, we are subject to the Nasdaq Listing Rules.

•

The Nasdaq “Change in Control” Rule. Nasdaq Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer (which may be deemed to occur if after a transaction a single investor or affiliated investor group acquires, or has the right to acquire, at least 20% or more of the outstanding shares of common stock (or securities convertible into or exercisable for common stock) or voting power and such ownership or voting power would be the largest ownership position of the issuer).

•

The Nasdaq 20% Rule. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock) at a price that is the lower of (1) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement or (2) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement, which alone or together with sales by officers, directors or substantial stockholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

We refer to Nasdaq Listing Rules 5635(b) and (d) collectively herein as the “Nasdaq Stockholder Approval Rule.” We are seeking stockholder approval for the issuance of our Common Stock in connection with the potential future exercise in full of the Pre-Funded Warrants. Stockholder approval of this Proposal 5 will constitute stockholder approval for purposes of the Nasdaq Stockholder Approval Rule.

We agreed to seek the Stockholder Approval of the Stockholder Approval Rule as discussed more fully above in the section entitled “Proposal 5—Overview.”

Certain Effects of the Proposal

If our stockholders do not approve Proposal 5, the Purchaser may not exercise the Pre-Funded Warrants to the extent that the Purchaser, together with its affiliates, would beneficially own, after such exercise more than 19.99% of the shares of Common Stock then outstanding.

If our stockholders do approve of Proposal 5, assuming all outstanding Pre-Funded Warrants are exercised as of the date of the Annual Meeting (and assuming none were exercised between the date of this Proxy Statement and the date of the Annual Meeting), we would issue an aggregate of 5,231,985 shares of our Common Stock to the Purchaser. Upon such exercise in full, assuming there has been no change to the number shares of Common Stock outstanding as of the Record Date at the time of such exercise, Opaleye will be deemed to beneficially own approximately 33.8% of the outstanding shares of our Common Stock. However, if the Pre-Funded Warrants are not exercised as of the date of the Annual Meeting, the number of shares issuable may change as the exercise price and the number of shares of Common Stock purchasable upon the exercise of the Pre-Funded Warrants are subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders.

While we believe that having the ability to issue shares upon exercise of the Pre-Funded Warrants offers benefits to us and our stockholders, the exercise of the Pre-Funded Warrants and resulting issuance of Common Stock may cause substantial dilution to the equity interests of our stockholders at the time of any such issuance and would decrease our ability to utilize our Common Stock in connection with other transactions.

Required Vote

To be approved, the proposal to approve the Nasdaq Stockholder Approval Rule (Proposal 5) requires the affirmative vote “For” such proposal by the holders of a majority of the total votes cast on the proposal. Abstentions are not treated as votes cast and, therefore, will have no effect. NYSE has advised us that this proposal is considered a “non-routine” matter under NYSE rules and, therefore, if you do not return voting instructions to your broker by its deadline, this will result in a broker non-vote, which will have no effect on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR”

THE NASDAQ STOCKHOLDER APPROVAL PROPOSAL.

PROPOSAL 6 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, the stockholders will be asked to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Neither the Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The following table presents fees for services rendered by Ernst & Young LLP, our independent registered public accounting firm, for 2022 and 2021 in the following categories:

	Years ended December 31,
	2022	2021
Audit Fees(1)	$467,200	$455,763
Tax Fees(2)	17,500	16,377
	$484,700	$472,140

(1) Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our consolidated financial statements, review of our registration statements, issuance of comfort letters, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP during the years ended December 31, 2022 and 2021 were pre-approved by our Audit Committee.

To be approved, the proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote “For” such proposal by the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be counted towards the vote total, and will have the same effect as a vote “against” this proposal. NYSE has advised us that this proposal is considered a “routine” matter under NYSE rules and, therefore, if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on this proposal. Consequently, we do not anticipate broker non-votes for this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

ADDITIONAL INFORMATION

Stockholders Sharing the Same Address

For stockholders who hold their shares through a bank, broker or other holder of record (a “Street-Name Stockholder”) and share a single address, if applicable, only one Notice or, if requested, a 2022 Annual Report and Proxy Statement, is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding”, is intended to reduce the Company’s printing and postage costs. However, any such Street-Name Stockholder residing at the same address who wishes to receive a separate copy of the Notice or, if requested, this Proxy Statement or accompanying 2022 Annual Report, may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: (858) 550-0780 or by mail at 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122 and the Company will promptly deliver the requested documents or Notice. The voting instruction sent to a Street-Name Stockholder should provide information on how to request (1) householding of future Company materials, or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

Communications with Directors

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending send a written communication to the Board or such director c/o TRACON Pharmaceuticals, Inc., 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, Attn: Corporate Secretary.  Each communication must set forth:

•	the name and address of the Company stockholder on whose behalf the communication is sent; and
•	the number of shares of capital stock that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director.  Examples of inappropriate communications include advertisements, solicitations or hostile communications.  Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Annual Report

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Corporate Secretary, TRACON Pharmaceuticals, Inc., 4350 La Jolla Village Drive, Suite 800, San Diego, CA 92122.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors
Dr. Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer

San Diego, California

March 8, 2023

APPENDIX A

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRACON PHARMACEUTICALS, INC.

TRACON Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify:

FIRST: The original name of the Company was Lexington Pharmaceuticals, Inc. The date on which the Company’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is October 28, 2004.

SECOND: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions approving and deeming advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”), as follows:

The first paragraph of Paragraph A of Article IV of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

“A.  The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 70,000,000 shares.  60,000,000 shares shall be Common Stock, each having a par value of $0.001. 10,000,000 shares shall be Preferred Stock, each having a par value of $0.001.”

THIRD: The foregoing amendment was submitted to the stockholders of the Company for their approval at the Company’s annual meeting of stockholders which was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. Accordingly, said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: This Certificate of Amendment shall become effective on ______________________ at _____ p.m. Eastern Time.

IN WITNESS WHEREOF, TRACON Pharmaceuticals, Inc. has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on ______________________.

TRACON Pharmaceuticals, Inc.

By:	_____________________________
Charles Theuer, M.D., Ph.D.
President and Chief Executive Officer

TRACON PHARMACEUTICALS, INC. 4350 LA JOLLA VILLAGE DRIVE SUITE 800 SAN DIEGO, CA 92122 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D95903-P85701 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TRACON PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR the following Class II directors to hold office until the 2026 Annual Meeting of Stockholders: 1. Election of Directors Nominees: For Withhold To approve, in accordance with the applicable rules of the Nasdaq Stock Market, the issuance of shares of our common stock upon the potential future exercise of certain outstanding warrants held by Opaleye L.P. and its affiliates that would result in Opaleye L.P. and its affiliates owning in excess of 19.99% of the shares of our common stock outstanding immediately after giving effect to such exercise; 1A. Carol Lam, J.D.  For Against Abstain 1B. Martin A. Mattingly, Pharm.D. 1C. J. Rainer Twiford, J.D., Ph.D.  The Board of Directors recommends you vote FOR the 5.  following proposal: For Against Abstain 2. To approve, on an advisory basis, the compensation of  the Company’s named executive officers; 6. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and The Board of Directors recommends you vote 1 year on the following proposal: 1 Year 2 Years 3 Years Abstain NOTE: Such other business as may properly come before the 3. To indicate, on an advisory basis, the preferred  frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers;  meeting or any adjournment thereof. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 4. To approve an amendment to the Company’s certificate of incorporation to increase its authorized shares of common stock from 40,000,000 to 60,000,000; Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D95904-P85701 TRACON PHARMACEUTICALS, INC. Annual Meeting of Stockholders April 19, 2023 8:00 AM, Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Charles P. Theuer, M.D., Ph.D. and Scott B. Brown, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRACON PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Pacific Time on April 19, 2023 at the Company's headquarters, 4350 La Jolla Village Drive, Suite 800, San Diego, California 92122, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side